INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-79010, No. 333- 1268 and No. 333-09785 of OrthoLogic Corp. on Form S-8 and Registration Statements No. 33- 82050 and No. 333-1558 of OrthoLogic Corp. on Form S-3 of our report dated March 12, 1997, incorporated by reference in the Annual Report on Form 10-K/A (Amendment No. 1) of OrthoLogic Corp. for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 11, 1997